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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): September 22, 2005 (note: registrant resumed periodic reporting with the filing of a 10-KSB on
                   November 7, 2005; first filing since 1998)

                            INGEN TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


           Georgia                    000-28704                 88-0429044
           -------                    ---------                 ----------
(State or other jurisdiction of       (Commission            (I.R.S. Employer
 incorporation or organization)       File Number)        Identification Number)

 35193 Avenue "A", Suite-C, Yucaipa, California                 92399
 ----------------------------------------------                 -----
    (Address of principal executive offices)                  (Zip Code)

                                 (800) 259-9622
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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3.03     Material Modification to Rights of Security Holders; and
5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
         Year

           On October 31, 2005, in a Special Shareholders' Meeting, our shareholders voted to reduce the number of our authorized common shares from 500 million to 100 million. Shareholders also voted to authorize a 40 into 1 reverse split of issued common shares and a 3 into 1 reverse split of our outstanding preferred shares. This reduced the number of our outstanding common shares from 479,737,593 (as of the Special Shareholders' Meeting date) to 11,993,439 shares and our outstanding preferred shares to 13.3 million from 39.9 million shares outstanding.

           Our Board of Directors further changed the attributes of our preferred shares in a Resolution dated October 11, 2005. This resolution was contingent upon shareholders voting to reduce the number of authorized common shares and authorize the reverse split of common shares as aforesaid and became effective upon shareholders authorizing these actions in the Special Shareholders' Meeting on October 31, 2005.

         Previously, Article Three, section 3.1(b) authorized a total of forty million preferred shares. Article Three, section 3.4 authorized three million shares of Series A convertible preferred shares.

         Per the resolution of October 11, 2005, all the remaining authorized preferred shares, totaling thirty-seven million shares, became Series A preferred shares. Another words, all authorized preferred shares of the company are now designated as Series A Convertible Preferred Stock ("Series A shares"). Furthermore, the issuance of all company preferred stock to date was designated as the issuance of Series A Convertible Preferred Stock. Series A shares are now convertible to company common shares on a one-Series A-share to one-common-share basis (and not on a one-Series A-share to ten-common-shares basis). Series A shares now have one vote per share (and not 15 votes per share). This Resolution was also approved by our 2 existing preferred shareholders.

         Our Articles of Incorporation will be appropriately amended with the Secretary of State of Georgia.

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On September 22, 2005, our Board of Directors elected Stephen O'Hara, MD to fill a vacancy on the Board. Dr. O'Hara will serve until the next regularly scheduled Annual Shareholders' Meeting (on or about March 15,
         2006).

         Dr. O'Hara is 53 years old. The Consumer's Research Council of America, an independent organization based in Washington, D.C. recently ranked Dr. Stephen O'Hara among the top two percent of clinical neurologists nationwide. He attended Stanford University and graduated in 1975 with a Bachelor's of Science degree in biology and performed honors research in the laboratory of Dr. Donald Kennedy, who subsequently served as President of Stanford University. Dr. O'Hara obtained his M.D. from Northwestern University in 1979, where he became president of the Northwestern chapter of the American Medical Student Association, then proceeded to complete his residency in neurology at UCLA in 1983. Dr. O'Hara is board-certified in neurology through the American Board of Psychiatry and Neurology. Since completing his residency, Dr. O'Hara has continued to teach the residents in the neurology program at UCLA while maintaining a private practice in Century City, California for the past 16 years with an emphasis on geriatric neurology and disorders of balance.

         On October 19, 2005, our Board of Directors elected Zinovy Lekht, MD to our Board. This election was to correct an oversight in which we did not include Dr. Lekht as a Board nominee during the last Annual Shareholders' Meeting. Dr. Lekht will serve until the next regularly scheduled Annual Shareholders' Meeting (on or about March 15, 2006).

         Dr. Lekht is 52 years of age. He is a practicing neurologist with specializations in vestibular function and balance, movement disorders and neuromuscular diseases. Dr. Lekht graduated from Chernovtsi Medical School in 1971, he completed his Residency and worked as a Staff Neurologist in Kiev, Ukraine before relocating to the United States. In 1990, Dr. Lekht completed a research fellowship in movement disorders at the University of Southern California, Los Angeles, California and completed his residency in neurology at the University of Tennessee, Knoxville, Tennessee from 1991-1992 and the University of Southern California, Los Angeles, California from 1993 -1994. In addition, he completed a fellowship in neuromuscular diseases at the University of Southern California, Good Samaritan Medical Center, Los Angeles, California in 1996. Dr. Lekht is certified by the American Board of Psychiatry and Neurology, American Board of Electro diagnostic Medicine and the American Academy of Balance Medicine. Dr. Lekht holds Staff Positions as a neurologist with White Memorial Medical Center, Los Angeles, California, Bakersfield Family Medical Center, Bakersfield, California and Sierra Medical Center, Los Angeles, California.

         There are no family relationships between any of our Board members.


8.01     Other Events - our SEC periodic reporting plan

           Ingen Technologies, Inc. commenced voluntary reporting under Section 12(g) of the Securities Exchange Act in 1996 under the name Classic Restaurants International, Inc. In 1997, we changed our name and began filing reports under the name Creative Recycling Technologies, Inc. We stopped our periodic reporting in 1998.

           In March of 2004, we merged with Ingen Technologies, Inc. and changed our name to Ingen Technologies, Inc. shortly thereafter. We filed our fiscal year 2005 (ending May 31, 2005) 10-KSB on November 7, 2005. We are required to file our periodic reporting for the years and quarters in between 1998 and our 10-KSB filing of November 7, 2005, as well as our first quarter of fiscal year 2006, which was due by mid-October of 2005.

           We have been in touch with Securities and Exchange Commission staff. We've represented that we will complete the filings of our fiscal year 2004 10-KSB and first quarter of fiscal year 2006 10-QSB by the end of November of 2005. We will then work on filing our six 10-QSB reports for fiscal years 2004 and 2005. The timing of that depends on how quickly our auditor can deliver reviewed audited financial statements to us so that we can incorporate them into our 10-QSBs. Then we will work on the annual and quarterly reports due from 1998 up through our fiscal year 2003. The timing of these filings depends on the availability and extent of corporate records still to be transmitted to current management (something we're in the process of determining).




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   November 10, 2005           Ingen Technologies, Inc.



                                     By: /s/ Scott R. Sand
                                         ---------------------------------------
                                         Scott R. Sand,
                                         Chief Executive Officer and Chairman



TABLE OF EXHIBITS
(All Exhibits have been properly signed by the parties.
Original agreements are filed in our offices)



         EXHIBIT NO.                DESCRIPTION


         3.1 Amended and Restated Articles of Incorporation of Ingen Technologies, Inc., as filed with the Georgia Secretary of State on or about March 15, 2005 (incorporated by reference to Exhibit 3.1 of the company's 10-KSB filed on November 7,
                  2005).

         3.2 Resolution 2005.6 of the Ingen Board of Directors (signed by the preferred shareholders as well) modifying the Amended and Restated Articles of Incorporation with respect to the classifications and rights of our preferred shares (incorporated by reference to Exhibit 3.2 of the company's 10-KSB filed on November 7, 2005).

         3.3 Minutes of our Special Shareholders' Meeting held on October 31, 2005.

         3.4 Resolution 2005.3 of the Ingen Board of Directors electing Stephen O'Hara, MD, to the company's Board.

         3.5 Resolution 2005.7 of the Ingen Board of Directors electing Zinovy Lekht, MD, to the company's Board.

         10.1 Prospective Director's Agreement between Ingen Technologies, Inc. and Stephen O'Hara, MD, dated September 21, 2005.